As filed with the Securities and Exchange Commission on June 21, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Beaver Street, Waltham, Massachusetts 02453

(Address of principal executive offices, including zip code)

Genome Therapeutics Corp. Employee Stock Purchase Plan

Genome Therapeutics Corp. 2001 Incentive Plan

(Full title of the plans)

Stephen Cohen Genome Therapeutics Corp. 100 Beaver Street Waltham, Massachusetts 02453 (781) 398-2300	With a copy to: Patrick O’Brien, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110-2624 (617) 951-7000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 par value per share(3)	6,750,000 shares	$4.925	$33,243,750.00	$4,211.98

(1)	This number represents 750,000 shares being registered pursuant to the Genome Therapeutics Corp. Employee Stock Purchase Plan and 6,000,000 shares being registered pursuant to the Genome Therapeutics Corp. 2001 Incentive Plan.

(2)	The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of Oscient Pharmaceuticals Corporation common stock, par value $.10 per share, as reported by the National Association of Securities Dealers Automated Quotation system on June 18, 2004.

(3)	With respect to the Genome Therapeutics Corp. Employee Stock Purchase Plan, the number of securities being carried forward from the Registrant’s Registration Statements on Form S-8 (File No. 333-39390, File No. 333-97139 and File No. 333-106563) is 750,000 and the total amount of the filing fees previously paid with respect to these securities was $1,825.90. With respect to the Genome Therapeutics Corp. 2001 Incentive Plan, the number of securities being carried forward from the Registrant’s Registration Statement on Form S-8 (File No. 333-58274) is 3,400,000 and the total amount of the filing fees previously paid with respect to these securities was $4,887.50.

Exhibit Index can be found on page 4.

The contents of the Registration Statements on Form S-8 (File No. 333-39390, File No. 333-58274, File No. 333-97139 and File No. 333-106563) previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed for the sole purpose of increasing the number of shares of Registrant’s common stock registered under the Genome Therapeutics Corp. Employee Stock Purchase Plan, as amended, by 750,000 shares and increasing the number of shares of Registrant’s common stock registered under the Genome Therapeutics Corp. 2001 Incentive Plan by 6,000,000 shares.

ITEM 8.	Exhibits

Exhibit 4.1	Genome Therapeutics Corp. Employee Stock Purchase Plan

Exhibit 4.2	Genome Therapeutics Corp. 2001 Incentive Plan

Exhibit 5	Opinion of Ropes & Gray LLP

Exhibit 23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5)

Exhibit 23.2	Consent of Ernst & Young LLP

Exhibit 23.3	Consent of Ernst & Young LLP

Exhibit 24	Power of Attorney (included as part of the signature pages to this Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 21st day of June, 2004.

OSCIENT PHARMACEUTICALS CORPORATION

/s/ STEVEN M. RAUSCHER
Name:	Steven M. Rauscher
Title:	President, Director and Chief Executive Officer

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KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Rauscher and Stephen Cohen and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. RAUSCHER Steven M. Rauscher	Director, President and Chief Executive Officer (Principal Executive Officer)	June 21, 2004

/s/ STEPHEN COHEN Stephen Cohen	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2004

/s/ DAVID B. SINGER David B. Singer	Director and Chairman of the Board	June 21, 2004

/s/ LUKE EVNIN Luke Evnin.	Director	June 21, 2004

/s/ ROBERT J. HENNESSEY Robert J. Hennessey	Director	June 21, 2004

/s/ VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr.	Director	June 21, 2004

/s/ NORBERT G. RIEDEL, PH.D. Norbert G. Riedel, Ph.D.	Director	June 21, 2004

/s/ WILLIAM S. REARDON William S. Reardon	Director	June 21, 2004

/s/ WILLIAM RUTTER William Rutter	Director	June 21, 2004

/s/ DAVID K. STONE David K. Stone	Director	June 21, 2004

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EXHIBIT INDEX

Number	Title of Exhibit

Exhibit 4.1	Genome Therapeutics Corp. Employee Stock Purchase Plan

Exhibit 4.2	Genome Therapeutics Corp. 2001 Incentive Plan

Exhibit 5	Opinion of Ropes & Gray LLP

Exhibit 23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5)

Exhibit 23.2	Consent of Ernst & Young LLP

Exhibit 23.3	Consent of Ernst & Young LLP

Exhibit 24	Power of Attorney (included as part of the signature pages to this Registration Statement)

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